Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 2003, with respect to the financial statements of ING Insurance Company of America as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002 and related financial statement schedules, included and incorporated by reference in Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Form S-2 No. 333-49581) and the related Prospectus of ING Insurance Company of America.

                                   /s/Ernst & Young LLP

Atlanta, Georgia
April 14, 2003


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                                                   Independent Auditors' Consent


The Shareholder and Board of Directors of
ING Insurance Company of America:


We consent to incorporation by reference in the Registration Statement on Form S-2 of ING Insurance Company of America, formerly known as Aetna Insurance Company of America (the "Company") of our report dated March 27, 2001, relating to the statements of income, changes in shareholder's equity and cash flows for the period from December 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to November 30, 2000 ("Preacquisition Company"), which report appears in the December 31, 2002, annual report on Form 10-K of the Company and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the acquisition, effective November 30, 2000, by ING America Insurance Holdings Inc. of all of the outstanding stock of Aetna Inc., Aetna Life Insurance and Annuity Company's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.



                                                             /s/ KPMG LLP


Hartford, Connecticut
April 16, 2003